SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 29, 2018

AIR INDUSTRIES GROUP

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

360 Motor Parkway, Suite 100, Hauppauge, NY 11788

Address of principal executive offices

Registrant’s telephone number: (631) 881-4920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 29, 2018, Air Industries Group (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter, as applicable. A more complete description of each matter is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 19, 2018.

1. Election of Directors. The Company’s stockholders voted to elect the following persons as directors to serve for the following year or until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld
Michael N. Taglich	6,328,477	1,302,515
Peter D. Rettaliata	6,320,193	1,310,799
Robert F. Taglich	6,328,477	1,302,515
David J. Buonanno	6,165,641	1,465,351
Robert C. Schroeder	6,258,290	1,372,702
Michael Brand	7,205,151	425,841
Michael D. Porcelain	6,260,141	1,370,851

There were 11,138,568 broker non-votes.

2. The issuance of shares to Michael Taglich, Robert Taglich and Taglich Brothers, Inc. in connection with the private placement of the Company’s Subordinated Notes Due May 31, 2019. The results of the voting were 7,027,116 votes for, 445,942 votes against and 157,934 abstentions. There were 11,138,568 broker non-votes.

3. Ratification of Rotenberg Meril Solomon Bertiger & Guttilla, P.C as the Company’s independent registered public accounting firm for the year ending December 31, 2018. The results of the voting were 18,245,850 votes for, 452,984 votes against and 70,726 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2018

AIR INDUSTRIES GROUP

By:	/s/ Michael E. Recca
Michael E. Recca
Chief Financial Officer

2